Exhibit 5.1

July 26, 2023

AtriCure, Inc.

7555 Innovation Way

Mason, Ohio 45040

Ladies and Gentlemen:

Reference is made to a registration statement on Form S-8 of AtriCure, Inc. (the “Company”) which is being filed with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement relates to 750,000 shares of Common Stock, par value $0.001, of the Company (the “Shares”), which may be issued by the Company pursuant to the AtriCure, Inc. 2018 Employee Stock Purchase Plan (Amended and Restated Effective May 25, 2023) (the “ESPP”).

In connection with our representation of the Company, as a basis for our opinions hereinafter set forth, we have examined the Registration Statement, including the exhibits thereto, the Company’s Second Amended and Restated Certificate of Incorporation, Fourth Amended and Restated Bylaws, the ESPP and such other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the ESPP, will be validly issued, fully paid and non-assessable. This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.

The foregoing opinions are subject to the qualification that we express no opinion with respect to the laws of any jurisdiction other than the State of Delaware. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

Sincerely yours,

/s/ Keating Muething & Klekamp PLL